UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VVUS	The Nasdaq Global Select Market
Preferred Share Purchase Rights

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 29, 2020, VIVUS, Inc, a Delaware corporation (the “Company”) entered into an agreement (the “Noteholder Agreement”) with the Trustee (as defined below) and the holder (the “Noteholder”) of approximately $170 million of the Company’s outstanding 4.50% Convertible Senior Notes due May 1, 2020 (the “Convertible Notes”) pursuant to which the Noteholder agreed, among other things, to grant to the Company a grace period (the “Grace Period”) with respect to payment of the principal amount of Convertible Notes payable to the Noteholder on May 1, 2020 (the “Maturity Date”).  The Convertible Notes were issued pursuant to an indenture dated May 21, 2013 (the “Indenture”) among the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).

The Noteholder Agreement further provides that the Company will settle the outstanding principal amount of the Convertible Notes owed to all holders other than the Noteholder due on the Maturity Date and will pay all accrued and unpaid interest payable on the Maturity Date to all holders including the Noteholder.  Interest on the outstanding principal amount of Convertible Notes held by the Noteholder will continue to accrue during the Grace Period at the rate specified in the Indenture as applicable to Defaulted Amounts (as defined in the Indenture).

Pursuant to the terms of the Noteholder Agreement, the Noteholder shall forbear from taking certain enforcement actions against the Company with respect to its failure to pay the principal amount of Convertible Notes owed to the Noteholder during the Grace Period. The Grace Period commences on the Maturity Date and ends on the earliest of (i) June 1, 2020, (ii) the occurrence of any breach or failure by the Company to comply with the terms of the Noteholder Agreement, (iii) the occurrence of any breaches or defaults pursuant to the Indenture other than as set forth in the Noteholder Agreement or (iv) as may be agreed between the Noteholder and the Company.  The Noteholder Agreement shall terminate upon the expiration of the Grace Period.

The Noteholder Agreement contains certain covenants by the Company including that it will not (i) directly or indirectly solicit, initiate, negotiate, consummate or encourage any proposals or offers from any person other than the Noteholder relating to any financial or other restructuring of the Company or any Alternative Transaction (as defined in the Noteholder Agreement), (ii) offer, issue, award, sell or transfer any of its debt or equity securities or (iii) rescind, cancel, modify, supplement or replace its Preferred Stock Rights Agreement, dated as of December 30, 2019.  The Noteholder will be entitled to a fee set forth in the Noteholder Agreement upon the breach of any of the foregoing covenants. The Company also agreed not to take certain actions related to bankruptcy proceedings or actions by creditors.

The foregoing summary of the Noteholder Agreement does not purport to be complete and is subject to and qualified in its entirety by, the full text of the Noteholder Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.04.      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information provided under Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”) with respect to the Noteholder Agreement is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On May 1, 2020, the Company issued a press release titled “VIVUS Announces Agreement with IEH Biopharma LLC Granting the Company a 30-Day Grace Period to Restructure its Corporate Debt.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01.      Other Events.

Private Securities Litigation Reform Act of 1995 — A Caution Concerning Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks, uncertainties and other factors. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and uncertainties and other factors, which may include the following:

•                                          As of December 31, 2019, we had a total of $241.7 million of outstanding debt, $181.4 million of which was due on May 1, 2020. We did not and do not have sufficient financial resources or cash flows from our business to pay our substantial debt, including the full amounts that were due on May 1, 2020 and thus are actively pursuing strategies to address this indebtedness, including transactions with our existing debtholders that restructure or refinance our debt. We may need to seek relief under the U.S. Bankruptcy Code (the “Bankruptcy Code”) or otherwise complete a restructuring transaction to address our upcoming debt maturity;

•                                          The Company has been managing its liquidity position and, while the Company continues to evaluate its alternatives, including to restructure or refinance our debt, if the Company cannot reach agreements with its existing noteholders it likely will be necessary for it to commence reorganization  proceedings under Chapter 11 of  Title 11 of the Bankruptcy Code (“Chapter 11”);

•                                          In the event the Company pursues an in-court restructuring and files for relief under Chapter 11, the Company will be subject to the risks and uncertainties associated with Chapter 11 proceedings;

•                                          The Company may not be able to obtain sufficient stakeholder support for a financial restructuring of the Company;

•                                          The pursuit of the restructuring or refinancing of the Company’s capital structure has consumed, and will continue to consume, a substantial portion of the time and attention of management, which may have an adverse effect on the Company’s business and results of operations;

•                                          The Company’s inability to effectuate a satisfactory debt restructuring or refinancing transaction could have a material adverse effect on the Company;

•                                          Even if a restructuring or refinancing is consummated, the Company may not be able to achieve its stated goals and continue as a going concern;

•                                          In the event that the Company commences proceedings under Chapter 11, trading in the Company common stock will be highly speculative and pose substantial risks;

•                                          If the Company fails to maintain compliance with the continued listing standards of the Nasdaq Global Select Market (“Nasdaq”), it may result in the delisting of the Company’s Common Stock from Nasdaq and could have other negative implications under our material agreements with lenders and counterparties; and

•                                          Such other risk factors as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (“SEC”) on March 3, 2020, as amended on April 29, 2020 and subsequent filings with the SEC.

These risks and uncertainties could cause actual results to differ materially from those referred to in these forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. VIVUS does not undertake an obligation to update or revise any forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Agreement Regarding Convertible Notes, dated as of April 29, 2020, by and among VIVUS, Inc., the Noteholder and the Trustee.
99.1	Press Release dated May 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date: May 1, 2020